UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 6, 2018

SIGMA LABS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38015	27-1865814
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3900 Paseo del Sol

Santa Fe, New Mexico 87507

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (505) 438-2576

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 6, 2018, Sigma Labs, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with two purchasers (the “Purchasers”), pursuant to which the Company sold to the Purchasers, in a private placement (the “Private Placement”) pursuant to Rule 4(a)(2) and Regulation D under the Securities Act of 1933, as amended (the “Act”), an aggregate of 1,000 shares of the Company’s newly-created non-voting Series B Convertible Preferred Stock, stated value $1,000 per share (the “Series B Convertible Preferred”), and warrants (“Warrants”) to purchase an aggregate of up to 750,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), for an aggregate purchase price of $1,000,000. The Series B Convertible Preferred is initially convertible into 1,000,000 shares of Common Stock based on an initial conversion price of $1.00 per share. The Company intends to use the net proceeds of this offering (i) to make additional hires with metallurgical and software expertise for the purpose of accelerating and completing the development of tools with Signature/Solution libraries and artificial intelligence facets that are designed to enable sophisticated closed loop control of additive manufacturing machines for real time quality assurance or rescue, (ii) to acquire additional software and customer support personnel for production implementations, and (iii) for other working capital and general corporate purposes.

Series B Convertible Preferred

On April 6, 2018, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Nevada, which designated 1,000 shares of Series B Convertible Preferred. The shares of Series B Convertible Preferred bear cumulative dividends at a rate of 10% per annum of the stated value, payable in cash upon conversion of the Series B Convertible Preferred (with respect to the shares being converted). Such dividends will cease to accrue upon the second annual anniversary of the date of issuance of the Series B Convertible Preferred. The holders of Series B Convertible Preferred also are entitled to participate in dividends (on an as-converted basis) as and when declared and paid to the holders of Common Stock.

The initial conversion price of the Series B Convertible Preferred is $1.00 per share of Common Stock, subject to standard adjustments for certain transactions affecting the Company’s securities (such as stock dividends, stock splits, and the like). Shares of Series B Convertible Preferred are convertible into Common Stock at the option of the holder from time to time, subject to a beneficial ownership limitation of 4.99% (or 9.99% at the option of the Investor).

The Series B Convertible Preferred generally has no voting rights. However, for so long as any shares of Series B Convertible Preferred are outstanding, the affirmative vote of the holders of a majority of the then outstanding shares of the Series B Convertible Preferred is required to: (a) alter or change adversely the powers, preferences or rights given to the Series B Convertible Preferred or alter or amend the Certificate of Designation, (b) amend the Company’s articles of incorporation or other charter documents in any manner that adversely affects any rights of the holders of Series B Convertible Preferred, (c) increase the number of authorized shares of Series B Convertible Preferred, or (d) enter into any agreement with respect to any of the foregoing.

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, that is not a Fundamental Transaction (as defined in the Certificate of Designation), the holders of Series B Convertible Preferred are entitled to receive out of the assets the Company the same amount they would have received on an as-converted basis, disregarding any conversion limitations. Such amounts are to be paid on a pari passu basis with all holders of Common Stock.

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Warrants

Under the Purchase Agreement, the Company issued to the Purchasers Warrants to purchase an aggregate of up to 750,000 shares of Common Stock, or 75% of the shares of Common Stock into which the shares of Series B Convertible Preferred sold to the Purchasers are initially convertible. The Warrants have an initial exercise price of $1.47 per share, the closing price of Common Stock reported on The NASDAQ Capital Market on April 6, 2018, subject to adjustment in certain circumstances, may not be exercised until the date that is six months and one day after issuance, and have a term of five years from the initial exercise date. Exercise is also subject to a beneficial ownership limitation of 4.99% (or 9.99% at the option of the Investor).

Placement Agent

Dawson James Securities, Inc. (“Dawson James”) acted as placement agent in the Private Placement pursuant to an engagement letter, dated March 12, 2018 (the “Engagement Letter”), with the Company. In the Engagement Letter, the Company agreed to pay Dawson James a cash fee equal to 8% of the gross proceeds received by the Company from Purchasers on April 6, 2018 and to grant to Dawson James warrants (the “Placement Agent Warrants”) to purchase up to 80,000 shares of Common Stock at an initial exercise price of $1.47 per share, the initial exercise price of the Warrants, and up to 60,000 shares of Common Stock at an initial exercise price of $1.47 per share, the initial exercise price of the Warrants. The Company also agreed to reimburse Dawson James up to $42,500 of expenses (including legal fees and expenses) incurred in connection with the Private Placement.

The foregoing description of the terms of the Purchase Agreement, the Certificate of Designation, the Warrants, the Placement Agent Warrants and the Engagement Letter set forth above are not complete and are qualified in their entirety by reference to the full text of the documents, copies of which are filed as Exhibits 10.1, 3.1, 4.1, 4.2 and 1.1, respectively, hereto, and are incorporated herein by reference.

ITEM 3.02 Unregistered Sales of Equity Shares

To the extent required by Item 3.02, the information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year.

To the extent required by Item 5.03, the information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

There are filed as part of this report the exhibits listed on the accompanying Index to Exhibits, which information is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 6, 2018	SIGMA LABS, INC.

	By:	/s/ JOHN RICE
	Name:	John Rice
	Title:	Chairman and Chief Executive Officer

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INDEX TO EXHIBITS

Exhibit Number	Description

3.1	Certificate of Designation of Rights, Preference and Privileges of Series B Convertible Preferred Stock of Sigma Labs, Inc.

4.1	Form of Common Stock Purchase Warrant.

4.2	Form of Placement Agent Warrants.

10.1	Securities Purchase Agreement, dated as of April 6, 2018, between Sigma Labs, Inc. and the Purchasers thereunder.

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